Exhibit 4.8

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of November 4, 2008, by and among Hague Corp., a Nevada corporation (the “Company”), the purchasers signatory hereto (each investor a “Purchaser” and together with all other investors, the “Purchasers”), and Sichenzia Ross Friedman Ference LLP, with an address at 61 Broadway, New York, New York 10006 (the “Escrow Agent”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement referred to in the first recital.

W I T N E S S E T H:

WHEREAS, the Purchasers will be purchasing from the Company, severally and not jointly with the other Purchasers, in the aggregate, up to $1,500,000 of Debentures and Restricted Shares (such amount, the “Subscription Amounts” or the “Escrowed Funds”) on the Closing Date as set forth in the Purchase Agreement (the “Purchase Agreement”) dated the date hereof between the Purchasers and the Company, which securities will be issued under the terms contained herein and in the Purchase Agreement; and

WHEREAS, it is intended that the purchase of the securities be consummated in accordance with the requirements set forth in Regulation D promulgated under the Securities Act of 1933, as amended; and

WHEREAS, the Company and the Purchasers have requested that the Escrow Agent hold the Subscription Amounts in escrow upon the terms set forth herein;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

TERMS OF THE ESCROW

1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of up to $1,500,000 in the aggregate, of Securities of the Company as contemplated by the Purchase Agreement.

1.2. Upon the Escrow Agent’s receipt of the aggregate Subscription Amounts for the Closing into its master escrow account, together with executed counterparts of this Agreement, and the Purchase Agreement, it shall telephonically advise the Company, or the Company’s designated attorney or agent, of the amount of funds it has received into its master escrow account.

1.3. Wire transfers to the Escrow Agent shall be made as follows:

Citibank
New York, NY

A/C of Sichenzia Ross Friedman Ference LLP
A/C#:                                           92883436
ABA#:                                           021000089
SWIFT Code:                                CITIUS33
REMARK:  HAGUE CORP./[PURCHASERNAME]

1.4  The Company, promptly following being advised by the Escrow Agent that the Escrow Agent has received the Subscription Amounts from the Purchasers along with facsimile copies of counterpart signature pages of the Purchase Agreement, and this Agreement from each Purchaser, shall deliver to the Escrow Agent the Debentures and the Restricted Shares to be issued to each Purchaser at the Closing together with:

(a) the Company’s executed counterpart of the Purchase Agreement;

(b) the Company’s executed counterpart of this Escrow Agreement;

(c) originally executed Debentures;

(d) the Restricted Shares; and

(e) the other deliverables as per the Purchase Agreement.

1.5   In the event that the foregoing items are not in the Escrow Agent’s possession within five (5) Business Days of the Escrow Agent notifying the Company that the Escrow Agent has custody of the Subscription Amount for the Closing, then each Purchaser shall have the right to demand the return of their portion of the Subscription Amount.

1.6   Once the Escrow Agent receives $1,375,000 in Escrowed Funds, a Release Notice, in the form attached hereto as Exhibit A, (the “Release Notice”) may be executed by the Company and the Purchasers which Release Notice shall instruct the Escrow Agent to wire the aggregate Subscription Amounts for the Debentures and the Restricted Shares per the joint disbursement instructions of the Company and the Purchasers.

1.7  Wire transfers to the Company shall be made pursuant to written instructions from the Company provided to the Escrow Agent and attached to the Release Notice on the Closing Date.

1.8  Upon receipt by the Escrow Agent of the fully executed Release Notice, the Escrow Agent shall deliver the Purchase Agreement, the Debentures, the Restricted Shares, the Escrow Agreement and the other Transaction Documents, to the appropriate parties.

ARTICLE II

MISCELLANEOUS

2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2   All notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth in the Purchase Agreement.

2.3   This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

2.4   This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.5   Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine.  This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.  Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

2.6   The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York.  Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City.

2.7   The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Purchaser and the Escrow Agent.

2.8   The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

2.9   The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.10 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

2.11 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.  The Escrow Agent has acted as legal counsel for one of the Purchasers and may continue to act as legal counsel for said Purchaser, from time to time, notwithstanding its duties as the Escrow Agent hereunder.  The Company and the Purchasers consent to the Escrow Agent in such capacity as legal counsel for said Purchaser and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent.  The Purchasers understand that the Purchasers and the Escrow Agent are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

2.12 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Purchasers.  In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

2.13 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.14 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefore

2.15 The Company and each Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

************************

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of date first written above.

HAGUE CORP.
By:__________________________________________ Name: Stephen Squires Title: Chief Executive Officer
With a copy to (which shall not constitute notice): Steven Morse, Esq. Morse & Morse, PLLC 1400 Old Country Road, Suite 302 Westbury, NY 11590 Facsimile: (516) 487-1452
ESCROW AGENT:
SICHENZIA ROSS FRIEDMAN FERENCE LLP
By:__________________________________________ Name: Marc Ross, Esq. Title: Partner

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[SIGNATURE PAGE OF PURCHASERS TO HAGUE CORP. ESCROW]

Name of Purchaser:                                                      MKM Opportunity Master Fund, Ltd.

Signature of Purchaser:                                              ______________________________________________________

Name of Authorized Signatory:                                  David Skriloff

Title of Authorized Signatory:                                    Portfolio Manager

[SIGNATURE PAGES CONTINUE]

[SIGNATURE PAGE OF PURCHASERS TO HAGUE CORP. ESCROW]

Name of Purchaser:                                                      Steven Posner Irrevocable Trust u/t/a Dated 06/17/65

Signature of Purchaser:                                                      ______________________________________________________

Name of Authorized Signatory:                                                                Steven Posner

Title of Authorized Signatory:                                                                Trustee

Signature of Purchaser:                                                      ______________________________________________________

Name of Authorized Signatory:                                                                Stuart Posner

Title of Authorized Signatory:                                                                Trustee

[SIGNATURE PAGES CONTINUE]

[SIGNATURE PAGE OF PURCHASERS TO HAGUE CORP. ESCROW]

Name of Purchaser:                                                      MKM SP1, LLC

Signature of Purchaser:                                             ______________________________________________________

Name of Authorized Signatory:                                 David Skriloff

Title of Authorized Signatory:                                   Portfolio Manager

Exhibit A

RELEASE NOTICE

The UNDERSIGNED, pursuant to the Escrow Agreement, dated as of November 4, 2008, among Hague Corp., the purchasers signatory hereto (each investor a “Purchaser” and together with all other investors, the “Purchasers”) and Sichenzia Ross Friedman Ference LLP, as Escrow Agent (the “Escrow Agreement”; capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement), hereby notify the Escrow Agent that each of the conditions precedent to the purchase and sale of the Securities set forth in the Purchase Agreement have been satisfied.  The Company and the Purchasers hereby confirm that all of their respective representations and warranties contained in the Purchase Agreement remain true and correct and authorize the release by the Escrow Agent of the funds and documents to be released at the Closing as described in the Escrow Agreement. This Release Notice shall not be effective until executed by the Company and the Purchasers.

This Release Notice may be signed in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this __ day of October. 2008.

HAGUE CORP.
By:__________________________________________ Name: Stephen Squires Title: Chief Executive Officer

[SIGNATURE PAGE OF PURCHASERS TO HAGUE CORP. RELEASE]

Name of Purchaser:                                                      MKM Opportunity Master Fund, Ltd.

Signature of Purchaser:                                             ______________________________________________________

Name of Authorized Signatory:                                 David Skriloff

Title of Authorized Signatory:                                   Portfolio Manager

[SIGNATURE PAGES CONTINUE]

[SIGNATURE PAGE OF PURCHASERS TO HAGUE CORP. RELEASE]

Name of Purchaser:                                                      Steven Posner Irrevocable Trust u/t/a Dated 06/17/65

Signature of Purchaser:                                              ______________________________________________________

Name of Authorized Signatory:                                  Steven Posner

Title of Authorized Signatory:                                    Trustee

Signature of Purchaser:                                               ______________________________________________________

Name of Authorized Signatory:                                   Stuart Posner

Title of Authorized Signatory:                                      Trustee

[SIGNATURE PAGES CONTINUE]

[SIGNATURE PAGE OF PURCHASERS TO HAGUE CORP. RELEASE]

Name of Purchaser:                                                      MKM SP1, LLC

Signature of Purchaser:                                             ______________________________________________________

Name of Authorized Signatory:                                 David Skriloff

Title of Authorized Signatory:                                   Portfolio Manager